Exhibit 10.16

OPEN END LEASE AGREEMENT AND DISCLOSURE STATEMENT

Lease No.	DC-085	Lease Start Date	11-1-17

This Lease Agreement (Lease) is between	Distinct Cars, LLC	and	Acme Auto Leasing LLC
	(Lessee)		(Lessor)

Name:	Distinct Cars, LLC (a wholly owned subsidiary of YayYo Inc.)	Acme Auto Leasing, LLC	Toll Free	(800) 242-7767
Address:	433 N. Camden Drive, Suite 600	440 Washington Avenue	Telephone	(203) 234-6850
	Beverly Hills, CA 90210	North Haven, CT 06473	Fax	(203)-238-6858
Telephone: 347-334-6313

Subject to the terms and conditions of this lease you agree to lease from Lessor the motor vehicle (“Vehicle) described below and will use the Vehicle primarily for personal or business use.

VEHICLE INFORMATION

Year	2018	Make	Hyundai	Model	Elantra	Body Style	Sedan	Unit #	504174

Color	Black	VIN	KMHD74LF6JU504174	Odometer Mileage	N/A

LEASE DISCLOSURES

1.	Total Payment Due at Inception:
☒ Capitalized Cost Reduction		$3,111.40
☐ Delivery Charge	$
☐ Registration Fee	$
☐ Advance Monthly Payment	$
☐ Refundable Security Deposit	$
☐ Other	$
Total	$

2.	Term of Lease: 36 Months

The first payment of $     373.01     is due on the first day of the month in which the lease begins, and subsequent payments of $373.01 are due on the first day of each month thereafter, for a total of thirty-six months.

3.	Total Monthly Payment:

$ 373.01/ 36 months

4.	Total of Monthly Payments:

$   13,428.36

5.	Total of other charges Payable to Lessor:

☐ Disposition $

☐ Maintenance $                                (est.*) (see Item 9)

☒ Other Please reference the Side Agreement.

6.	Special Terms:

This is the Purchase Agreement referenced in the Side Agreement.

7.	Fees and Taxes: Lessee is responsible to pay during the term for official fee, registration, Certificate of Title, License fees and taxes.

8.	Insurance:
☒	You are required to provide the following insurance coverage: Bodily Injury or Death $100,000/$300,000 combined single limits per accident Proper Damage $100,000

In the event of total loss for any reason, including confiscation, for which the Lessor is not compensate by insurance in an amount equal to the monthly payment multiplied by the number of months remaining in the term of the Lease, together with the residual amount due to Lessor, minus any escrow amounts which shall not become due (“Total Amount Due”) determined as of the time immediately preceding the loss, then the Lessee, in addition to his other obligations hereunder, shall immediately pay to the Lessor an amount equal to the difference between such insurance and the Total Amount Due.

☐Lessor will arrange insurance coverage for you at the initial monthly cost to you of $                      (est.*)

9.	Standards of Wear and Use of Vehicle: The following Standards are applicable for determining your (Lessee's) financial responsibility at the end of the Lease Term for the unreasonable wear and use of the Vehicle:
A)	Lessors cost of reconditioning the Vehicle which exceeds $100, and
B)	Excessive mileage of $ per mile over miles per year.

10.	Maintenance of Vehicle:
☒	You are responsible for all maintenance and servicing of the Vehicle, including but not limited to gas, oil, tune-ups, tires and storage.
☐	Lessor is responsible for the following maintenance
☐	Maintenance charge is included in lease fee

11.	Warranties: The Vehicle is subject to ONLY those express warranties provided by the manufacturer's warranty of the Vehicle. THE LESSOR MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE VEHICLE OR ANY PART OR ACCESSORY THEREOF, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

12.	Early Termination & Default:
a)	You have no right to terminate the Lease prior to its scheduled termination without the written consent of the Lessor and, if given, Lessee must comply with any conditions imposed in the sole discretion of the Lessor.
b)	Lessor may terminate the Lease upon the occurrence of an Event of Default as set forth below and proceed against You for unpaid rentals due and payable for the reminder of the Lease term, the residual amount set forth below, collections costs, and any cost incurred in repossessing, repairing, and disposing of the Vehicle, including reasonable attorneys' fee.
c)	In the event that the Lease is terminated due to the total loss of Vehicle, You are responsible for the amount by which the monthly payment multiplied by the number of remain months in the Lease term, together with the residual amount due to Lessor, minus any escrow amount which shall not become due, exceeds the amount of any insurance proceeds received as a result of the loss.

13.	Security Interest: The Lessor has the right to assign your rental payments to a bank and grant a security interest in the Lease and the Vehicle to Bank.

14.	Late Payments and Penalties: The charge for late payments is five percent (5%) of any rental or other payment due under the Lease which is not paid within ten (10) days after said payment is due. In the event the lessee ceases to pay insurance, tax or maintenance expenses, etc. Lessor may pay these expenses and charge lessee for these costs, plus interest at eighteen percent (18%) per annum until repaid to Lessor.

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15.	Option to Purchase: Yes☒ No☐

You have the option to purchase the vehicle at $1.00 upon payment of final lease.

•	“Est.” indicates estimated expense based upon the best information reasonable available to the Lessor as of the date of these disclosures, and such expenses may change in accordance with the terms of the Lease.

LEASE TERMS AND CONDITIONS

16.	Lessee's Payment Obligations: If requested, the Lessee shall pay to the Lessor on the Delivery Date any Advance Payments and Security Deposit set forth above, which shall be held by or for the Lessor without interest. The Lessee shall also pay to the Lessor monthly rental payments as describe in section 2 above. Where tax, insurance, maintenance or other payments have been included in the monthly rental payment, the Lessor may increase or decrease the monthly rental payment upon the increase or decrease of the taxes, insurance, maintenance or other amounts payable by the Lessor on Lessee's behalf, and Lessee shall pay the increased or decreased monthly rental payment in accordance with the terms of this lease.

The Lessee shall also pay upon the termination of this lease, if applicable:

(a)	$0.12 per mile in excess of 20,000 miles per year, in the case of early termination; and
(b)	Any amount in excess of One Hundred Dollars ($100.00) incurred by the Lessor in reconditioning of each Vehicle. Any dispute between the Lessor and the Lessee as to the amount due under this Subparagraph (b) shall be submitted to arbitration by an independent appraiser appointed by agreement of Lessor and Lessee, whose determination shall be final and binding upon the parties.

The Lessee shall also pay to the Lessor a delinquency charge equal to five percent (5%) of any rental payment or other payment not paid hereunder when due or within ten (10) days thereafter

17.	Lessee’s Use of the Vehicle

The vehicle may be operated only by the Lessee and authorized employees and agents. Every operator must be property authorized and licensed to operate the Vehicle. The vehicle shall not be used for any unlawful purpose or for any purpose which causes insurance coverage on the Vehicle to be suspended or cancelled, or in excess of its rated capacity.

Lessee agrees that the Lessee shall:

(a)	Maintain the Vehicle in its original conditions to appearance and mechanical performance, reasonable wear and tear excepted; make all necessary and required repairs and purchase parts which shall accrue to the benefit, and become the property of the Lessor, and pay all costs and expenses of whatever nature resulting from the use and operation of each Vehicle, including but not limited to, expenses for gasoline, oil, lubrication, antifreeze, adjustments, tune-ups, repairs, tires, storage, washing, tools, tolls fines, traffic violations, towing and serving of any kind; but not including any cost associated with repair of the Vehicle if it is deemed total loss and insurance proceeds are paid as a result thereof and;
(b)	pay when due, and be liable for the payment of all sales, use, excise, personal property, ad valorem or other taxes, except Lessor’s income taxes; all assessment, fees and charges payable with respect to the ownership, possession, rental, transportation or delivery of any Vehicle hereunder, and all expenses resulting from the licensing, registration, inspection or other governmental requirements now or hereafter existing and;
(c)	maintain insurance coverages stated in this Lease Agreement.

Evidence of such coverage, naming the Lessor as an ADDITIONAL INSURED and loss payee for any Vehicle hereunder, and protecting it and its assignee as their interest may appear, shall be provided to the Lessor on the Delivery Date. At least thirty (30) days prior written notice of cancellation shall be provided to the Lessor. If any insurance coverage is suspended or cancelled, the Lessee shall immediately return the Vehicle to the Lessor, who may elect any of its remedies hereunder, including storage of the Vehicle for the Lessee’s account until coverage is reinstated. In the event of any loss or damage to a Vehicle, Lessee shall be responsible for the payment of the deductible required by any policy of insurance. Lessee shall not be responsible for the payment or the amounts set forth in Subparagraphs (a), (b), and (c) of this Paragraph to the extent that those amounts are included in the Monthly Payment set forth above and are actually received by Lessor.

In the event of total loss for any reason, including confiscation, for which the Lessor is not compensate by insurance in an amount equal to the monthly payment multiplied by the number of months remaining in the term of the Lease, together with the residual amount due to Lessor, minus any escrow amounts which shall not become due (“Total Amount Due”) determined as of the time immediately preceding the loss, then the Lessee, in addition to his other obligations hereunder, shall immediately pay to the Lessor an amount equal to the difference between such insurance and the Total Amount Due.

The Lessee will promptly report to the Lessor, in writing all accidents, collisions and damage to the Vehicle, irrespective of fault, injury, loss or damage and any suit, demand or claim, whether or not justified. Lessee shall cooperate fully with the Lessor and insurer in all accident investigations, claim and litigation procedures.

18.	Lessor’s Liabilities With Respect to the Leased Vehicle:

It is expressly agreed and understood that the Vehicle has been selected by the Lessee and that THE LESSOR MAKES NO WARRANTY, EITHER EXPRESSED OR IMPLIED AS TO THE CONDITION OF THE VEHICLE OR ANY PART OR ACCESSORY THEREOF, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PROPOSE, or as to any patent or latent defects in material, workmanship, or otherwise, and no such defect or unfitness shall in any way affect the obligations of the Lessee to comply with the terms of this Lease; and that the only warranties applicable to any Vehicle are warranties made by the manufacturer, or its dealers and representatives, and that the Lessee’s rights under any manufacturers’ new vehicle warranty shall not be impaired hereunder.

19.	Termination of the Lease; Return of Vehicle:

The Lease shall terminate with respect to a Vehicle upon the scheduled expiration of the Lease term set forth above, the return of the e Vehicle at the Lessee’s Expense to Lessor at the location of its delivery to Lessee or at such other location as the Lessors may specify in writing and the payment of all sums due by the Lessee to the Lessor hereunder. Lessee shall have no right to terminate this Lease prior to the scheduled termination of the Lease, unless Lessor and any assignee of Lessor shall have granted prior written consent to such termination and Lessee shall have complied with any conditions imposed in the sole discretion of Lessor or its assignee in said written consent.

20.	Default by Lessee and Additional Rights of Lessor:

In the event any one or more of the following events shall occur:

(a)	Lessee fails to pay any amount, including rental payments, due hereunder, and continues to fail to pay for ten (10) days after payment is due; or
(b)	Lessee files a petition in bankruptcy, or makes an assignment for the benefit of creditors, or if any receiver or trustee in bankruptcy is appointed for the Lessee in suit or proceeding, or
(c)	Any insurance coverage required hereunder is canceled or not renewed, or the Lessee is determined to be an uninsurable risk by any insurer, or
(d)	the Vehicle is confiscated by a political governmental agency, as a result of the illegal use of the Vehicle; or
(e)	failure to perform any other covenant, term, or agreement contained in this Lease:

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Lease Terms and Conditions continued

Lessor may, at its sole discretion and without notice to the Lessee, undertake either or all of the following remedies:

(1)	terminate this Lease and take immediate possession of any Vehicle hereunder, with or without legal process, regardless of where such Vehicle may be found, and the Lessee hereby specifically authorizes and empowers the Lessor, or its agent and employees, to enter upon any of the Lessee’s property or premises for the purpose of taking immediate possession of any vehicle and any equipment, accessories and property located therein, which the Lessor may hold or store at the Lessee’s expense; and

(2)	pursue any other remedy, legal or equitable, which Lessor may have against Lessee.

The Lessor shall not be liable for any peaceful repossession taken hereunder, and the Lessor’s remedies shall not be exclusive or any other remedy, but shall cumulative and in addition to every other remedy of the Lessor in law or in equity.

21.	General Provision: (Bank-Lien Holder on Title)

This Lease shall not be assigned by the Lessee without the Lessor’s prior written consent. The Lessor shall have the right to assign this Lease without prior notice to, or consent of, the Lessee. Lessee acknowledges that Lessor intends to assign this Lease and its right to the payment under this Lease to bank. In the event that the Lessor assigns its right to bank, Bank shall succeed to all the rights and powers of Lessor pursuant to the Lease, and Lessee’s obligation to pay directly to Bank the amounts due under this lease shall be absolutely unconditional and payable not withstanding any defense, offset or counter claim whatever. By reason of breach of this Lease or otherwise, which Lessee may or might now or hereafter have against Lessor,

Bank or any other person (Lessee reserving its right to have recourse directly against Lessor on account of any defense, counterclaim or offset). In the event of any such assignment, this Lease shall not be modified or amended except upon the written consent of Bank. The Lessor may grant a security interest in the Vehicle and in this Lease to any financial institution of its selection. Lessee acknowledges that Lessor intends to grant security interest in the Vehicle and in this Lease to Bank. If the Lessee is a corporation, the Lessee warrants that the officer executing this Lease on its behalf has been duly authorized to execute the Lease by prior corporate action. All covenants, agreements, representations and warranties in this Lease contained and made by and on behalf of Lessor and Lessee respectively, shall be binding on, and inure to the benefit of the respective successors and assigns, of the Lessor and the respective successors and assigns, and the heirs, executors, administrators. Legal representative and assigns of the Lessee.

As used herein, and whenever the context so requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural, and conversely. This Lease shall be construed and enforced in accordance with the laws of the state in which the Address of Lessee is located.

The section heading contained herein are inserted for convenience only, and shall not control or affect the meaning or construction of any of the provisions thereof.

This Lease constitutes the entire agreement between the Lessor and Lessee, and no other agreement in any way modifying any of the terms hereof will be binding upon the Lessor or Bank, unless made in writing and signed by the Lessor and Bank. All prior proposals, negotiations and representation, if any, made with reference hereto are merged herein. If any of the provisions hereof are determined to be invalid, illegal, or unenforceable, the remaining provisions of this Lease shall not be affected thereby.

22.	Future appropriation: All funds for payment by the Lessee under this Lease are subject to the availability of an annual appropriation for this purpose by the Lessee. In the event for non-appropriation of funds by the Lessee for the services or goods provided under the Lease, the Lessee will terminate the Lease without termination charge or other liability, on the last day of the then-current fiscal year or when the appropriation made for the then-current year for the service or goods covered by this Lease is spent, whichever event occurs first. If at any time funds are not appropriated for the continuance of this Lease, cancellation shall be accepted by the Lessor on thirty days’ prior written notice, but failure to give such notice shall be of no effect and the Lessee shall not be obligated under this Lease beyond the date of termination.

Signing this lease indicates understanding of, and agreement to, the TERMS AND CONDITIONS described herein.

In witness whereof, the Lessor and the Lessee Have signed and executed this Lease by their authorized representative, all as of the date first above written.

Witness:	Lessor

Acme Auto Leasing, LLC	Acme Auto Leasing, LLC

Print	By: Erin Maturo

Sign

Witness	Lessee

Distinct Cars, LLC	Distinct Cars, LLC

Print	Henrich Bari	By: Ramy El-Batrawi	/s/ Ramy El-Batrawi

Sign	/s/ Henrich Bari

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